                                                                    (EXHIBIT 11)


                           INTERNATIONAL PAPER COMPANY
                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                     THREE MONTHS ENDED          SIX MONTHS ENDED
                                                          JUNE 30,                   JUNE 30,
                                                 ------------------------    ------------------------
                                                    2000          1999          2000           1999
                                                 ----------    ----------    ----------     ---------
EARNINGS (LOSS) BEFORE EXTRAORDINARY ITEMS       $      270    $     (58)    $      514     $    (26)

Effect of dilutive securities
   Preferred securities of subsidiary trust               5                           9
                                                 ----------    ----------    ----------     ---------
EARNINGS (LOSS) BEFORE EXTRAORDINARY ITEMS
-ASSUMING DILUTION                               $      275    $     (58)    $      523     $    (26)
                                                 ==========    ==========    ==========     =========

AVERAGE COMMON SHARES OUTSTANDING                     421.0         413.0         417.3        412.5

Effect of dilutive securities
   Preferred securities of subsidiary trust             8.3                         8.3
   Long-term incentive plan
     deferred compensation                                          (1.1)                      (1.1)
   Stock options                                        0.3                         0.5
                                                 ----------    ----------    ----------     ---------
AVERAGE COMMON SHARES OUTSTANDING -
   ASSUMING DILUTION                                  429.6         411.9         426.1        411.4
                                                 ==========    ==========    ==========     =========
EARNINGS (LOSS) PER COMMON SHARE BEFORE
   EXTRAORDINARY ITEMS                           $     0.64    $   (0.14)    $     1.23      $ (0.06)
                                                 ==========    ==========    ==========     =========
EARNINGS (LOSS) PER COMMON SHARE BEFORE
   EXTRAORDINARY ITEMS - ASSUMING DILUTION       $     0.64    $   (0.14)    $     1.23      $ (0.06)
                                                 ==========    ==========    ==========     =========




Note: If an amount does not appear in the above table, the security was antidilutive for the period presented.